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                                                                    EXHIBIT 5.1

                      [HOGAN & HARTSON L.L.P. LETTERHEAD]


                                 June 10, 1998



Board of Directors
Global Imaging Systems, Inc.
13902 North Dale Mabry, Suite 300
Tampa, Florida  33618

Ladies and Gentlemen:

          We are acting as counsel to Global Imaging Systems, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1, File No. 333-48103, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 8,050,000 shares of the Company's common stock, par value $.01 per share, 6,700,000 of which shares are to be sold by the Company (the "COMPANY SHARES") and up to 1,350,000 of which shares are to be sold by certain selling stockholders (the "SELLING STOCKHOLDER SHARES"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on May 28, 1998, and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Prudential Securities Incorporated, Smith Barney Inc., William Blair, L.L.C., and Raymond James & Associates, Inc., will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").
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Board of Directors
Global Imaging Systems, Inc.
June 10, 1998
Page 2


          5. Resolutions of the Board of Directors of the Company (the "BOARD") adopted on February 6, 1998, and on April 9, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Company Shares and arrangements in connection therewith.

          6. Resolutions of the Board adopted on February 6, 1998, April 9, 1998, and June 10, 1998 relating to the original issuance of the Selling Stockholder Shares (or shares of stock that will be converted into Selling Stockholder Shares) as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that:

          (a) following (i) final action of the Pricing Committee of the Board approving the price of the Company Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) sale and issuance of the Company Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Company Shares specified in the resolutions of the Board and the Pricing Committee referred to above, the Company Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware; and
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Board of Directors
Global Imaging Systems, Inc.
June 10, 1998
Page 3


          (b) assuming receipt by the Company of the consideration for the Selling Stockholder Shares as specified in the resolutions of the Board of Directors authorizing the issuance thereof, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.